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ALASKA AIR GROUP

Q1 2024 Earnings


Alaska
N434AS

Safe Harbor

This presentation may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by our forward-looking statements, assumptions or beliefs. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2023. Some of these risks include competition, labor costs, relations and availability, general economic conditions including those associated with pandemic recovery, increases in operating costs including fuel, inability to meet cost reduction, ESG and other strategic goals, seasonal fluctuations in demand and financial results, supply chain risks, events that negatively impact aviation safety and security, and changes in laws and regulations that impact our business. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed in our most recent Form 10-K and in our subsequent SEC filings. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements made today to conform them to actual results. Over time, our actual results, performance or achievements may differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, assumptions or beliefs and such differences might be significant and materially adverse.

Non-GAAP Financial Information

The Company has made reference in this presentation to financial metrics which are not in accordance with GAAP. Pursuant to Regulation G, we have provided reconciliations of non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis within the First Quarter 2024 Earnings Release filed concurrently with this presentation. Prior year non-GAAP financial metrics have been reconciled in previous SEC filings, and can be referenced therein.

Earnings Update

- Air Group's reported Q1 2024 results were significantly impacted by the accident onboard Flight 1282 and subsequent grounding of our MAX fleet through February 8, 2024. We received $162 million in initial cash compensation from Boeing to address the financial damages incurred during the quarter.

- Excluding the effects of Flight 1282 and the MAX grounding, Air Group would have recognized a small profit in Q1 2024, a significant improvement in y/y profitability.

- Unit revenues increased 3.8% y/y driven by better-than-expected performance from our Q1 network reconfiguration, strong return of West Coast corporate travel, and robust close-in leisure demand. Absent the approximate $150 million in lost revenue from the MAX grounding, unit revenue would have increased approximately 5% y/y in Q1 2024.

- Our balance sheet remains healthy, with debt-to-capitalization and adjusted net debt/EBITDAR ratios within long-term financial target ranges.

Profitability

Q1 Adjusted Pretax & EPS Results



$5
($115)
($157)
$162
Adjusted EPS:
($0.62)
($0.92)
Q1 2023
Q1 2024
Pretax Impact of Grounding
Adjusted Pretax ex Grounding
Q1 2024
Chart not to scale

Notes

- Focused network reconfiguration, increased corporate travel, and close-in leisure strength drove a significant y/y improvement in core Q1 2024 profitability
- Q1 results include a negative profit impact of $162 million related to Flight 1282 and MAX grounding
- $162 million in cash received from Boeing for the full Q1 impact is not reflected in reported EPS results

Unit Revenue

Q1 Unit Revenue y-o-y



+1% to 2%
~1.5%
~1.5%
~0.5%
~5%
~(1.2%)
3.8%
January RASM Expectation
Network Changes
Corporate Travel
Close in strength
Ex Grounding RASM
Grounding Impact
Reported RASM

Chart not to scale

Notes

- Reported Q1 2024 unit revenue increased 3.8% y/y, exceeding initial expectations to be up 1% to 2%, driven by better-than-expected results from network reallocations, a material step up in corporate travel, and robust close-in leisure demand
- Excluding the impact of the MAX grounding, our unit revenues would have been up approximately 5% y/y in Q1 2024

Unit Cost

Q1 Unit Cost y-o-y


11.2%
~2%
~4%
~2%
~3%
Q1 CASMex
Addtl Costs (Grounding)
Net ASM Impact (Grounding)
Labor Costs
Core 1Q CASMex
Chart not to scale

Notes

- Grounding-related impacts from lost capacity and costs incurred to restore our operation contributed ~6 points of Q1 CASMex pressure
- Labor costs including ~$30 million related to annualizing pilot wage rates and the ratification of a new aircraft technician contract in March contributed ~2 points of Q1 CASMex pressure
- Lower than normal growth as part of our efforts to improve Q1 profitability added approximately 1.5 points to Q1 CASMex pressure

Capacity

ASMs y-o-y



5% to 7%
~ 3.5%
< 3%
(2.1%)
Q1 2024
Q2 2024
Q3 2024
Q4 2024
FY 2024

Chart not to scale

Notes

- Q1 2024 capacity decreased 2.1% y/y, including an approximate 5.5-point impact from the MAX grounding. Absent this impact, Q1 capacity would have increased approximately 3.5% y/y
- Q2 2024 capacity is expected to increase approximately 5% to 7%
- FY 2024 capacity is subject to further delivery adjustments but expected to be less than 3% y/y

Fuel Cost

LA vs USGC Refining Margin Spread



($0.04)
$0.19
$0.30
$0.34
$0.16
1Q23
2Q23
3Q23
4Q23
1Q24

Data denotes cost per gallon
Chart not to scale

Notes

- Q1 2024 economic fuel cost per gallon was $3.08, higher than our original expectation of ~$3.00 due to unplanned refinery maintenance on the West Coast during February
- West Coast refining margins averaged ~$0.16 over Gulf Coast levels during Q1, down sequentially from Q4 but still elevated compared to historical levels
- Crude oil trended up throughout the quarter, increasing approximately 16% from YE 2023

Balance Sheet

Debt-to-Capitalization


41%
61%
49%
48%
46%
47%
2019
2020
2021
2022
2023
1Q24
Target Debt-to-Cap Range 40% - 50%

Adjusted Net Debt/EBITDAR


0.9x
2.7x
1.0x
1.4x
1.1x
2019
2021
2022
2023
1Q24
Target Adj. Net Debt/EBITDAR < 1.5x